ESCROW AGREEMENT

                  ESCROW AGREEMENT, dated as of May 28, 1997, (the "Agreement") by and among POLARIS AIRCRAFT INCOME FUND VI, a California limited partnership ("Polaris"), TRITON AVIATION SERVICES VI LLC, a California limited liability company ("Triton") and Bankers Trust Company, a New York banking corporation (as escrow agent hereunder, the "Escrow Agent").

                              W I T N E S S E T H:

                  WHEREAS, the parties hereto, other than the Escrow Agent, have entered into a Purchase, Assignment and Assumption Agreement dated as of April 1, 1997 (the "Purchase Agreement") pursuant to which Polaris has agreed to sell to Triton and Triton has agreed to purchase from Polaris, certain assets, as provided therein (the "Assets"); and

                  WHEREAS,  pursuant  to  Section 4 of the  Purchase  Agreement,
Polaris and Triton have agreed that Triton shall deposit or cause to be deposited the purchase price for the Assets, to be held in escrow and distributed in accordance with the terms of this Escrow Agreement and the Purchase Agreement; and

                  WHEREAS, the Escrow Agent is willing to serve as escrow agent and hold the Escrowed Property (as hereinafter defined) in accordance with the terms and conditions hereof.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, do hereby agree as follows:

                  1. Appointment of Escrow Agent. Polaris and Triton hereby appoint Bankers Trust Company as escrow agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

                  2. Deposit into the Escrow Fund.Triton, simultaneously with the execution and delivery of this Agreement, has deposited or caused to be deposited with the Escrow Agent the sum of $7,116,600 (of which $1,000 represents one-half of the Escrow Fees (as defined in paragraph 8 hereof)) in immediately available funds (together with any interest earned thereon, the "Escrowed Property"), the receipt of which will be acknowledged by the Escrow Agent, and which Escrowed Property shall be held by the Escrow Agent upon the terms and conditions hereinafter set forth.

                  3.  Deposit of Escrowed Property.

                  (a) During the term of this Agreement, the Escrow Agent is hereby directed to deposit the Escrowed Property and any interest or income earned thereon in the BT Institutional Cash Management Fund.

                  (b) The Escrow Agent shall not have any liability for any loss sustained as a result of any investment made as provided above, any liquidation of any such investment prior to its maturity, or the failure of an authorized person of the Company to give the Escrow Agent any written instruction to invest or reinvest the Escrowed Funds or any earnings thereon.

                  4.   Distribution of Escrowed Property.

                  (a) The Escrow Agent shall hold the Escrowed Property in its possession until instructed hereunder to deliver the Escrowed Property or any specified portion thereof as provided in paragraph 4(b) below.

                  (b) At such time as Polaris delivers a written notice substantially in the form of Exhibit A hereto (the "Release Notice") to the Escrow Agent, signed by an authorized representative of Polaris, stating that the requirements under the Purchase Agreement for release of the Escrowed Property have been met, the Escrow Agent shall promptly disburse to Polaris to the account specified by Polaris in the Release Notice, the amount set forth in the Release Notice (which amount shall be the Cash Amount, as defined in the Purchase Agreement), less one-half of the Escrow Fees payable to the Escrow Agent hereunder, and shall disburse the balance of the Escrowed Property to Triton to an account specified by Triton to the Escrow Agent.

                  (c) The Escrow Agent is acting as a stakeholder only with respect to the Escrowed Property. If any dispute arises as to whether the Escrow Agent is obligated to deliver the Escrowed Property or as to whom the Escrowed Property is to be delivered or the amount thereof, the Escrow Agent shall not be required to make any delivery, but in such event the Escrow Agent may hold the Escrowed Property until receipt by the Escrow Agent of instructions in writing, signed by all parties which have, or claim to have, an interest in the Escrowed Property, directing the disposition of the Escrowed Property, or in the absence of such authorization, the Escrow Agent may hold the Escrowed Property until receipt of a certified copy of a final judgment of a court of competent jurisdiction providing for the disposition of the Escrowed Property. The Escrow Agent may require, as a condition to the disposition of the Escrowed Property pursuant to written instructions, indemnification and/or opinions of counsel, in form and substance satisfactory to the Escrow Agent, from each party providing such instructions. If such written instructions, indemnification and opinions




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are not received,  or  proceedings  for such  determination  are not  commenced, within 30 days after receipt by the Escrow Agent of notice of any such dispute and diligently continued, or if the Escrow Agent is uncertain as to which party or parties are entitled to the Escrowed Property, the Escrow Agent may either
(i) hold the Escrowed Property until receipt of such written instructions and indemnification or a certified copy of a final judgment of a court of competent jurisdiction providing for the disposition of the Escrowed Property, or (ii) deposit the Escrowed Property in the registry of a court of competent jurisdiction; provided, however, that notwithstanding the foregoing, the Escrow Agent may, but shall not be required to, institute legal proceedings of any kind.

                  5. Resignation of Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to Polaris and Triton specifying a date when such resignation shall take effect and upon delivery of the Escrowed Property to the successor escrow agent designated by all parties hereto (other than the Escrow Agent) in writing. Upon such notice, a successor escrow agent shall be appointed with the mutual consent of Polaris and Triton. Such successor escrow agent shall become the escrow agent hereunder upon the resignation date specified in such notice. If Polaris and Triton are unable to agree upon a successor escrow agent within thirty (30) days after such notice, the Escrow Agent shall be entitled to apply to a court of competent jurisdiction for the appointment of a successor. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Escrowed Property. Polaris and Triton shall have the right at any time upon their mutual consent to substitute a new Escrow Agent by giving notice thereof to the Escrow Agent then acting. Upon its resignation (or replacement) and delivery of the Escrowed Property as set forth in this Paragraph 5, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the escrow contemplated by this Agreement.

                  6.  Indemnification of Escrow Agent.

                  (a) The Escrow Agent shall exercise ordinary care in fulfilling its duties and obligations hereunder. The Escrow Agent shall have no duties or responsibilities whatsoever with respect to the Escrowed Property except as are specifically set forth herein. The Escrow Agent shall neither be responsible for or under, nor chargeable with knowledge of the terms and conditions of any other agreement, instrument or document in connection herewith. Except as otherwise provided in subsection (b) hereof, the Escrow Agent may conclusively rely upon, and shall be fully protected from all liability, loss, cost, damage or expense in acting or omitting to act pursuant to any written notice, instrument, request, consent, certificate, document, letter, telegram, opinion, order, resolution or other writing hereunder without being required to determine the authenticity of such document, the correctness of any fact stated therein, the propriety of the service thereof or the capacity, identity or authority of any party purporting to sign or deliver such




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






document. The Escrow Agent shall have no responsibility for the contents of any such writing contemplated herein and may conclusively rely without any liability upon the contents thereof.

                  (b) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized hereby or with the rights or powers conferred upon it hereunder, nor for action taken or omitted by it in good faith, and in accordance with advice of counsel (which counsel may be of the Escrow Agent's own choosing), and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind except for its own willful misconduct or negligence.

                  (c) Polaris and Triton agree severally and not jointly to indemnify the Escrow Agent and its employees, directors, officers and agents and hold each harmless against any and all liabilities incurred by it hereunder as a consequence of such party's action, and both Polaris and Triton agree severally and not jointly to indemnify the Escrow Agent and hold it harmless against any and all liabilities incurred by it and them hereunder that are not a consequence of any party's action, except in either case for liabilities incurred by the Escrow Agent resulting from its own willful misconduct or negligence. In connection therewith, Polaris and Triton shall each be liable for 50% of any such liabilities.

                  7. Compensation of Escrow Agent. The Escrow Agent shall be entitled to payment for customary fees and expenses for all services rendered by it here under in accordance with Schedule B attached hereto (as such schedule may be amended from time to time by Polaris, Triton and the Escrow Agent) ("Escrow Fees"). The Escrow Agent shall also be entitled to reimbursement on demand for all reasonable loss, liability, damage or expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all reasonable counsel, advisors' and agents' fees and disbursements and all taxes or other governmental charges.

                  8. Further Assurances. From time to time on and after the date hereof, the other parties hereto shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

                  9. Termination of Agreement. This Agreement shall terminate on the final disposition of the Escrowed Property provided that the rights of the Escrow Agent and the obligations of the other parties hereto under Sections 6 and 7 shall survive the termination hereof and the resignation or removal of the Escrow Agent.




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






                  10. Consents to Service of Process. Each of the parties hereto hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal Court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to such person at such person's address for purposes of notices hereunder.

                  11. Waiver. THE PARTIES TO THIS AGREEMENT HEREBY UNCONDITIONALLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED AMONG THEM. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, AND RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENT, AND RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                  12.   Miscellaneous.

                  (a)  This   Agreement   embodies  the  entire   agreement  and
understanding among these parties relating to the subject matter hereof except, as to Polaris and Triton, the Purchase Agreement.

                  (b) All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, on the next Business Day after delivery to a recognized overnight courier or when sent by facsimile to the parties (which facsimile copy shall be followed, in the case of notices or other communications sent to the Escrow Agent, by a hard copy) at




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the following  addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision);

                  If to Polaris, to:

                  c/o Polaris Investment Management Corporation
                  201 Mission Street, 27th Floor
                  San Francisco, California 94105
                  Attention:  President
                  Facsimile Number:  (415) 284-7460

                  With a copy to:

                  c/o Polaris Investment Management Corporation
                  201 High Ridge Road
                  Stamford, Connecticut  06927-4900
                  Attention:  Portfolio Management
                  Facsimile Number:  (203) 357-4585

                  If to Triton, to:

                  Triton Aviation Services VI LLC
                  55 Green Street
                  San Francisco, California 94111
                  Attention:  President
                  Facsimile Number:  (415) 398-9184

                  If to the Escrow Agent, to:

                  Bankers Trust Company
                  Corporate Trust and Agency Group
                  Four Albany Street
                  New York, New York  10006
                  Attention:  Corporate Market Services
                  Facsimile Number:  (212) 250-6961/6392

                  (c) The headings of the Paragraphs of this Agreement have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this Agreement.

                  (d) This Agreement and the rights and obligations hereunder of parties hereto may not be assigned except with the prior written consent of the




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





other parties hereto. This Agreement shall be binding upon and inure to the benefit of each party's respective successors and permitted assigns. Except as expressly provided herein, no other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Paragraph 12(d)) their respective successors and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

                  (e) This Agreement may not be amended, supplemented or otherwise modified without the prior written consent of the parties hereto.

                  (f) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

                  (g) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

                  (h) Any payments of income from the Escrowed Property shall be sub ject to withholding regulations then in force with respect to United States taxes. Each of Polaris and Triton will provide the Escrow Agent with its Employer Identification Number for use by the Escrow Agent if necessary. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on the Escrowed Property and will not be responsible for any other reporting.

                  (i) This Agreement shall be governed by and construed in accordance with laws of the State of New York without reference to the principles of conflict of laws.

                  (j)  This   Agreement   may  be   executed   in  two  or  more
counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  (k) Time is of the essence in each and every term and provision of this Agreement.

                  (l) In the event that the interpretation of any provision of this Agree ment conflicts in any way with any other provision of any other document related to the transactions contemplated herein, then the provisions of this Agreement shall be controlling between these parties and will take precedence.





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






                  (m) For purposes of this Agreement, "Business Day" shall mean any day that is not a Saturday or a day on which banks are required or permitted by law or executive order to be closed in The City of New York.






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                  IN WITNESS  WHEREOF,  the parties  hereto have  executed  this
Agreement as of the day and year first above written.


                             POLARIS AIRCRAFT INCOME
                              FUND VI

                             By:   Polaris Investment Management
                                   Corporation, General Partner

                                   By:  /S/ MARY DUNNE
                                      -------------------------------
                                   Name:  MARY DUNNE
                                   Title: ATORRNEY IN FACT


                             TRITON AVIATION SERVICES VI LLC

                             By:   Triton Aviation Services Limited,
                                   Manager

                                   By:  /S/ CHARLES F. HORNECKER
                                      -------------------------------
                                       CHARLES F. HORNECKER
                                       ATTORNEY IN FACT


                              BANKERS TRUST COMPANY

                              By:  /S/ KEVIN WEEKS
                                 ---------------------------
                                  Name:  KEVIN WEEKS
                                  Title: ASSISTANT TREASURER





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                                   Schedule A

                                Schedule of Fees
                                  Prepared For
                                Escrow Agreement


         A.       Acceptance Fee:  $2,000 one time fee.
                           (Includes acceptance of appointment, review of documentation, establishment of account and records. This fee is intended to cover costs and set up of a standard escrow agreement. Any escrow that substantially alters the agreement may incur additional costs which would be billed as an acceptance fee.)

         B.       Annual Administrative Fee:  None.
                           (Payable   annually  in  advance.   Includes   normal
                           administrative    duties   as   stipulated   in   the
                           agreement.)

         C.       Investment Transactions:  None.
                           (Covers all costs associated with investing in eligible investments at the direction of the client, including ticket charges, custody and tax reporting.)

         D.       Wire Transfer Fee:  None.
                           (Pertains to outgoing wires only.)

         The fees set forth in this schedule are subject to review of documentation. The fees are also subject to change should circumstances warrant. As provided in the Escrow Agreement, reimbursement for all out-of-pocket expenses, disbursements and fees of counsel (including their disbursements and expenses) incurred in the performance of the Escrow Agent's duties will be added to billed fees. Once appointed, if the deal should fail to close for reasons beyond our control, we reserve the right to charge a fee not to exceed the amount of our acceptance fee, and we will require reimbursement in full for our legal fees and any out-of-pocket expenses related to the deal.

         Fees for any services not specifically covered in this or other applicable schedules will be based on an appraisal of services rendered.

                                    Exhibit A
                                 Release Notice


                  Pursuant to Paragraph 4(b) of the Escrow Agreement dated May 28, 1997 (the "Escrow Agreement") among Polaris Aircraft Income Fund VI ("Polaris"), Triton Aviation Services VI LLC ("Triton") and Bankers Trust Company, as escrow agent (the "Escrow Agent"), the undersigned hereby certifies that the requirements under the Purchase Agreement for release of the Escrowed Property have been met and directs the Escrow Agent to promptly disburse the Escrowed Property (as defined in the Escrow Agreement) as follows:

                  (i)      $__________ to Polaris to [account information]; and

                  (ii) the balance of the Escrowed Property to an account specified by Triton.

                  IN WITNESS WHEREOF, the undersigned has executed this Release Notice this __ day of ________, 19__.


                         POLARIS AIRCRAFT INCOME FUND VI

                                            By:    Polaris Investment Management
                                                   Corporation, general partner

                                                   By:
                                                     Name:
                                                     Title:

                                    Exhibit B
                        Receipt of Funds by Escrow Agent


                  BANKERS TRUST COMPANY, a New York banking corporation, as escrow agent (the "Escrow Agent") under that certain Escrow Agreement dated May __, 1997 (the "Escrow Agreement") among Polaris Aircraft Income Fund VI ("Polaris"), Triton Aviation Services VI LLC ("Triton"), and the Escrow Agent, hereby acknowledges receipt from Triton, by wire transfer of immediately available funds to the account specified by the Escrow Agent, of the aggregate amount of [$__________], to be held in escrow pursuant to the terms of the Escrow Agreement.


Dated:  __________, 1997


                             BANKERS TRUST COMPANY,
                              as Escrow Agent

                             By:
                              Name:
                              Title: